Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of

Blackstone Mortgage Trust, Inc.

345 Park Avenue,

New York, NY 10154

We have audited the accompanying statement of revenues and certain operating expenses of West Coast Office Park (the “Company”), for the year ended December 31, 2012, and the related notes (the “Statement”).

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Company for the year ended December 31, 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Statement, which describes that the accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-11, as amended, of Blackstone Mortgage Trust, Inc.) and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

New York, NY

May 13, 2013

WEST COAST OFFICE PARK

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	Three Months Ended March 31, 2013 (Unaudited)	Year Ended December 31, 2012
Revenues:
Rental revenue	$1,541,094	$4,439,622
Recovery and reimbursement revenue	572,538	1,811,913
Other revenue	956	15,370

Total revenues	2,114,588	6,266,906

Certain operating expenses:
Utilities, repairs and maintenance expenses	409,402	1,593,434
Real estate taxes and insurance expenses	325,090	1,215,434

Total certain operating expenses	734,492	2,808,868

Revenues in excess of certain operating expenses	$1,380,096	$3,458,037

See accompanying notes to statements of revenues and certain operating expenses.

WEST COAST OFFICE PARK

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 1 – BASIS OF PRESENTATION

Blackstone Mortgage Trust, Inc. (the “Company”) expects to finance an office park located in the West Coast of the United States (the “Office Park” or the “Property”).

The financial results presented in the statements of revenues and certain operating expenses (the “Operating Statement”) has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the provisions of Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Operating Statement includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the operations of the Property subsequent to the loan expected to be originated by the Company. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the financial statements are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist primarily of management fees, landlord expenses and depreciation.

The Operating Statement for the three months ended March 31, 2013 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of normal and recurring nature, necessary for a fair and consistent presentation of the Property’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

In the preparation of the accompanying Operating Statement, subsequent events were evaluated through May 13, 2013, the date the Operating Statement was issued.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property is being leased to tenants under operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of the respective leases for the year ended December 31, 2012 and for the three months ended March 31, 2013. Expected reimbursements for recoverable real estate taxes and operating expenses are included in reimbursement revenue in the period when such costs are incurred.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Operating Statement in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

WEST COAST OFFICE PARK

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES - (Continued)

For the Three Months Ended March 31, 2013 (Unaudited) and

the Year Ended December 31, 2012

NOTE 3 – LEASE

Future minimum lease payments to be received by the Property as of December 31, 2013 under non-cancelable operating leases are as follows:

Year Ending December 31,	Amount
2013	$4,739,055
2014	4,988,390
2015	4,657,035
2016	4,113,068
2017	3,306,063
Thereafter	1,747,445

Total	$23,551,056

The minimum future rental payments represent the base rent required to be paid under the terms of the leases and provides for annual fixed increases in base rent, as well as operating expense reimbursements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business. The Company is not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability, or other claim. The Company is not aware of any other environmental matters which it believes is reasonably possible to have a material effect on the Property’s results of operations.

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